Exhibit 10.3

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO ITS DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

IMPLANT SCIENCES CORPORATION

Convertible Promissory Note

November 11, 2009

Implant Sciences Corporation, a Massachusetts corporation (the “Corporation”), for value received, promises to pay to the order of Michael C. Turmelle or his assigns (the “Holder”), the principal sum of One Hundred Thousand Dollars ($100,000.00), together with accrued and unpaid interest thereon (as provided below) in accordance with the provisions set forth in Section 2 hereof.

The following is a statement of the rights and obligations of the Holder and the Corporation under this Note, and the conditions to which this Note is subject, to which the Corporation, by the execution and delivery hereof, and the Holder, by the acceptance of this Note, agree:

1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

1.1 “Common Stock” means the common stock of the Corporation.

1.2 “Conversion Date” shall mean any date on which the Corporation shall receive written notice of the Holder’s desire to convert all or any portion of the outstanding principal amount of this Note into Common Stock.

1.3 “Conversion Price” shall mean $.08 per share of Common Stock.

1.4 “Deemed Liquidation” means any of the following events:

(a) a merger or consolidation in which the Corporation or a subsidiary of the Corporation is a constituent party, except any such merger or consolidation involving the

Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted or exchanged for shares of capital stock that represent, immediately following such merger or consolidation at least a majority, by voting power, of the capital stock of (i) the surviving or resulting corporation or (ii) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

1.5 “Maturity Date” shall mean December 31, 2010, unless the amounts outstanding hereunder are due sooner in accordance with the provisions hereof, in which case it shall be such earlier date; provided, however, that the Holder may extend the Maturity Date of this Note in his sole discretion in connection with the issuance of this Note or thereafter.

1.6 “Note” shall mean this Convertible Promissory Note.

2. Terms of Note.

2.1 Principal. If this Note is not converted into Common Stock by the Maturity Date in accordance with Section 3 hereof, and except as provided in Sections 2.3 and 2.6 hereof, the Corporation shall repay the Holder in cash an amount equal to the outstanding principal amount of this Note, together with all interest accrued but unpaid hereon) on the Maturity Date.

2.2 Interest.

(a) This Note shall bear interest on the outstanding principal amount hereof at the rate of ten percent (10%) per annum (the “Interest Rate”), commencing retroactively from June 4, 2009; provided, however, that the Interest Rate shall mean the rate of eighteen (18%) per annum, at the Holder’s option, without notice, for the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing. Interest shall accrue until the earlier to occur of, and shall become due and payable upon, (i) repayment of the outstanding principal sum hereunder in accordance with this Note or (ii) the conversion of this Note into equity pursuant to Section 3 hereof.

(b) Interest shall be computed on the basis of a year of 365 days for the number of days actually elapsed.

(c) Notwithstanding any other provision of this Note, the Holder hereof does not intend to charge and the Corporation shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Corporation or credited to reduce principal hereunder. All payments received by the holder hereunder will be applied first to costs of collection, if any, then (subject to the provisions of this Section 2.2(c)) to interest and the balance to principal.

2.3 Mandatory Prepayment on Liquidity Event. Immediately upon the occurrence of a Deemed Liquidation, unless otherwise agreed by the Holder, the Corporation shall pay to the Holder in complete satisfaction of this Note an amount equal to the sum of the outstanding principal amount of this Note plus all accrued, but unpaid interest hereon.

2.4 Prepayment. The Corporation may not prepay this Note or any portion hereof without the prior consent of the Holder.

2.5 Payment Date. If any payment on this Note becomes due and payable on a Saturday, Sunday or legal holiday, such payment shall not be due until the next succeeding business day.

2.6 Default. The entire unpaid principal amount of this Note, together with any unpaid interest thereon and any other sums due and payable hereunder shall become automatically and immediately due and payable, notwithstanding anything to the contrary in this Note, without notice or demand upon the occurrence of any of the following events (each, an “Event of Default”).
(i)
the Corporation fails to pay when due any installment of principal, interest or amounts due hereon in accordance herewith and, in any such case, such failure shall continue for a period of five (5) business days following the date upon which any such payment was due;

(ii)
the Corporation breaches any covenant or any other term or condition of this Note in any material respect and in any such case, such breach, if subject to cure, continues for a period of thirty (30) days after the written notice thereof from the Holder;

(iii)	the liquidation, termination or dissolution of the Corporation or its ceasing to carry on actively its present business or the appointment of a receiver for its property;

(iv)
the dissolution, liquidation or termination of the existence of, the insolvency of, the making of an assignment for the benefit of creditors by, or the admission of an inability to pay current liabilities as they become due by, the Corporation;

(v)
the institution of bankruptcy, reorganization, arrangement, liquidation, receivership, moratorium or similar proceedings by or against the Corporation, and, if so instituted against the Corporation, its onset thereto or the pendency thereof for thirty (30) days; or

(vi)
the acceleration by any lender (including without limitation DMRJ Group, Inc. or any of its successors) of the Corporation’s payment obligations under any loan agreement, promissory note or similar instrument between the Corporation and such lender.

3. Conversion into Common Stock. Upon written notice by the Holder at any time and from time to time prior to the Maturity Date, all or any portion of the then outstanding principal balance of this Note (but not any accrued but unpaid interest hereon), may be converted into fully paid and nonassessable shares of Common Stock. The Holder, upon such conversion, will be entitled to receive that number of shares of Common Stock as shall equal the portion of the outstanding principal balance of this Note so converted (but not any accrued but unpaid interest hereon) divided by the Conversion Price.

4. Issuance of Stock on Conversion to Common Stock. As soon as practicable after a conversion of this Note into Common Stock, the Corporation at its expense will cause to be issued in the name of and delivered to the Holder of this Note, a certificate or certificates for the Common Stock to which the Holder shall be entitled on such conversion (bearing such legends as may be required by applicable state and federal securities laws). Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date. No fractional shares of Common Stock will be issued on conversion of this Note. If a fraction of a share of Common Stock would otherwise be issuable on conversion of this Note, the Corporation will in lieu of such issuance pay the cash value of that fractional share to the Holder, on the Conversion Date.

5. Changes; Waivers. Any of the terms and conditions of this Note may be changed or amended, and any right of the Holder of this Note may be waived, with the written consent of the Holder and the Corporation.

6. Miscellaneous.

6.1 The Corporation, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of any kind in connection with the enforcement of this Note. If the Corporation fails to comply with any of the provisions of this Note, the Corporation will pay to the Holder of this Note, on demand, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys’ fees and disbursements, incurred by the Holder in collecting upon this Note or otherwise enforcing or preserving any of the Holder’s rights hereunder.

6.2 The rights and remedies herein reserved to any party shall be cumulative and in addition to any other or further rights and remedies available at law or in equity. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Holder. The waiver by any party hereto of any breach of any provision of this Note shall not be deemed to be a waiver of the breach of any other provision or any subsequent breach of the same provision.

6.3 This Note shall be governed and construed in accordance with the law of the Commonwealth of Massachusetts applicable to contracts made and to be performed wholly therein.

6.4 In case any provision contained herein (or part thereof) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal or unenforceable.

IN WITNESS WHEREOF, the Corporation has caused this Note to be signed in its name and executed as a sealed instrument as of this 11th day of November, 2009.

IMPLANT SCIENCES CORPORATION

By:           /s/ Glenn D. Bolduc
Glenn D. Bolduc
President and Chief Executive Officer